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                                                                    Exhibit 23.3




        Consent of PricewaterhouseCoopers LLP, Independent Accountants


       We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-60134) of CSX Corporation of our report dated January 19, 1999 relating to the consolidated statements of income, of stockholders' equity and of cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of CSX Corporation for the fiscal year ended December 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
May 14, 2001